Exhibit 3.1

CERTIFICATE OF FORMATION

OF

ARCH FLINT RIDGE, LLC

This Certificate of Formation of Arch Flint Ridge, LLC (the “Company”) is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.

FIRST.  The name of the limited liability company formed hereby is Arch Flint Ridge, LLC.

SECOND.  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware  19801.

THIRD.  The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware  19801.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of Arch Flint Ridge, LLC this 18th day of July, 2013.

ICG HAZARD, LLC

By:	/s/ Jon S. Ploetz
Name: Jon S. Ploetz
Title: Secretary

Being the Sole Member and Organizer